Exhibit 99.1

JONES ENERGY, INC. ANNOUNCES 2018 THIRD QUARTER FINANCIAL AND OPERATING RESULTS

Austin, TX — October 31, 2018 — Jones Energy, Inc. (NYSE: JONE) (“Jones Energy” or “the Company”) today announced financial and operating results for the quarter ended September 30, 2018 and initial fourth quarter 2018 guidance. Jones Energy also plans to host a conference call tomorrow morning to discuss the quarter and provide a Company update.

Highlights:

•                  Average daily net production for third quarter 2018 of 21.8 MBoe/d, at the high end of guidance. Oil production of 5.6 MBbl/d within the range of guidance.

•                  Merge HBP drilling expected to be complete in the fourth quarter of 2018, with all HBP wells online by year-end 2018.

•                  Malinda 2H, the Company’s first operated Marmaton well achieves peak IP-30 of 582 Boe/d (3-stream, 62% oil, 77% liquids).

•                  Net loss for the third quarter of 2018 of $35.4 million, or a net loss of $7.16 per share, non-GAAP adjusted net loss of $33.5 million, or a non-GAAP adjusted net loss of $6.77 per share, and EBITDAX of $20.0 million.(1)  This EBITDAX was negatively impacted by $16.1 million of hedge-related losses.

Financial Results

Total operating revenues for the three months ended September 30, 2018 were $59.7 million as compared to $44.2 million for the three months ended September 30, 2017.  Total revenues including current period settlements of matured derivative contracts were $43.6 million for the three months ended September 30, 2018 as compared to $66.1 million for the three months ended September 30, 2017.

Total operating expenses for the three months ended September 30, 2018 were $66.0 million as compared to $68.6 million for the three months ended September 30, 2017.

For the three months ended September 30, 2018, the Company reported a net loss of $35.4 million, of which a net loss of $35.0 million, or $7.16 per share, is attributable to common shareholders. This compares to a net loss of

(1) Adjusted net income (loss), adjusted net income (loss) per share and EBITDAX are supplemental non-GAAP financial measures that are used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. For additional information, including reconciliations to the most comparable GAAP financial measures, please see “Non-GAAP Financial Measures and Reconciliations” below.

$83.0 million, of which a net loss of $66.8 million, or $18.27 per share, was attributable to common shareholders for the three months ended September 30, 2017. Excluding hedge losses and certain other items that the Company does not view as indicative of its ongoing financial performance, the Company had adjusted net loss for the third quarter 2018 of $33.5 million, or adjusted net loss of $6.77 per share attributable to common shareholders, as compared to adjusted net loss of $10.9 million, or a loss of $2.53 per share attributable to common shareholders for the three months ended September 30, 2017.

Earnings before interest, income taxes, depreciation, amortization, and exploration expense (“EBITDAX”) for the third quarter of 2018 of $20.0 million was negatively impacted by $16.1 million of current period settlements of matured derivative contracts. This compares to third quarter 2017 EBITDAX of $47.1 million.

Reverse Stock Split

During the third quarter of 2018 Jones Energy’s Board of Directors approved and implemented a 1-for-20 reverse stock split for the Company’s Class A and Class B Common Stock, which had previously been approved by common stockholder vote at the Company’s Annual Meeting in May 2018. The reverse stock split became effective September 7, 2018 at 5:00 pm Eastern Time. The shares of Class A common stock continued trading on the New York Stock Exchange (“NYSE”) without interruption and began trading on a split-adjusted basis on September 10, 2018. As a result of its implementation, Jones Energy cured its previously announced stock price deficiency with the NYSE on September 21, 2018.

Preferred Dividend Update

On July 17, 2018, the Company’s Board of Directors declared a contingent dividend on the Company’s 8.0% Series A Perpetual Convertible Preferred Stock (“Preferred Stock”), payable in Class A common stock on August 15, 2018 to holders of record as of August 1, 2018. It was announced on August 15, 2018 that the Dividend Valuation Price did not meet the required Floor Price(2), and the dividend was not paid. The right to receive that dividend accrued for holders of Preferred Stock.

On October 15, 2018 the Company’s Board of Directors declared a contingent dividend on the Preferred Stock under the same terms, payable in Class A common stock on November 15, 2018 to holders of record as of November 1, 2018, including the requirement that the Dividend Valuation Price of the stock must meet the required Floor Price, which has been adjusted for the Company’s 1-for-20 reverse stock split, in order to be paid. If the dividend is not paid, the Company will have used three of its five permitted dividend non-payments without penalty and the right to receive the dividend will again accrue for holders of Preferred Stock.

(2)  As defined in the Certificate of Designations for the Preferred Stock and as adjusted in accordance with the terms of the Certificate of Designations.

Operating Results

During the third quarter of 2018 Jones Energy produced 2.0 MMBoe, or 21,750 Boe/d, which was at the high end of guidance, supported by natural gas and NGL outperformance. Third quarter oil volumes of 5,587 Bbls/d were within Company guidance. A breakout of third quarter production is shown in the table below.

	Three months ended September 30, 2018:
	Oil	Natural Gas	NGLs	Total
	(MBbls)	(MMcf)	(MBbls)	(MBoe)	% of Total
Merge	193	1,920	208	721	36%
Western Anadarko	310	2,922	385	1,182	59%
Other	11	367	26	98	5%
Total	514	5,209	619	2,001	100%

Merge

During the third quarter of 2018, the Company spud three wells and completed three wells in the Merge. Of the three wells completed, two were Meramec and one was a Woodford.  Third quarter Merge production of 7,837 Boe/d reflects the Company’s slowdown in activity and is indicative of having fewer completions during the quarter as compared to the first two quarters of 2018. The Company currently has three wells, including its remaining two HBP operated wells, in various stages of completion which are expected to be placed online during the fourth quarter.

Western Anadarko Basin (WAB)

During the quarter, the Company completed two wells, including its first operated Marmaton well in Ochiltree County, the Malinda 2H, which began flowback in early August. The Malinda 2H achieved a peak three-stream IP30 rate of 582 Boe/d, consisting of 62% oil and 77% liquids. The Company is encouraged by these strong early production rates and will continue to selectively drill additional Marmaton targets.

During the third quarter of 2018, Jones Energy also spud two wells in the WAB (one Cleveland, one Marmaton). The Company anticipates completing both wells during the fourth quarter. Jones Energy had one rig working during the third quarter but expects to have limited WAB activity during the fourth quarter of 2018.

Capital Expenditures

During the third quarter of 2018, the Company spent $43.6 million on capital expenditures, of which $36.4 million, or 84% of total capital expenditures, was related to drilling and completion (“D&C”) capital. Operated D&C capital expenditures was $30.9 million and third-party non-operated D&C capital expenditures was $5.5 million. The remaining $7.2 million of capital expenditures for the quarter was related to leasing and maintenance. Capital expenditures for the first nine months of 2018 totaled $154.1 million, of which year-to-date third party non-operated drilling and completion capital was $22.6 million.

Initial 2018 Fourth Quarter Guidance

Jones Energy is announcing projected average daily production of 19,400 to 20,400 Boe/d for the fourth quarter of 2018. The Company is focused on completing its HBP Merge program, which includes two of the three completions that are anticipated during the fourth quarter. These completions are expected to have minimal impact on the Company’s production during the fourth quarter but should meaningfully contribute to production in early 2019. Jones Energy expects limited WAB activity for the remainder of the year. As a result of the anticipated fourth quarter Merge completion activity and increased working interest capital in wells drilled prior to the quarter, expenditures for the fourth quarter of 2018 are anticipated to be between $38 million and $43 million. A table has been provided below with production guidance by category.

2018 Fourth Quarter Production Guidance

4Q18E
Total Production (MMBoe)	1.8 – 1.9
Average Daily Production (MBoe/d)	19.4 – 20.4
Crude Oil (MBbl/d)	4.8 – 5.0
Natural Gas (MMcf/d)	51.6 – 54.3
NGLs (MBbl/d)	6.0 – 6.3

Liquidity and Hedging

As of September 30, 2018, Jones Energy had approximately $94 million in cash. As previously announced, the Company continues to explore strategic alternatives and debt reduction initiatives, including the potential divestment of certain noncore assets and further borrowing as permitted under the Company’s indentures.

The following table summarizes Jones Energy’s net commodity derivative contracts outstanding as of October 31, 2018:

	4Q 2018	2019	2020
Oil Hedges
Swaps (MBbl)	500	900	660
Price ($/Bbl)	$50.64	$50.01	$50.00

Collars (MBbl)	—	810	—
Floor ($/Bbl)	—	$48.52	—
Ceiling ($/Bbl)	—	$59.64	—

Gas Hedges
Swaps (MMcf)	4,440	7,260	8,400
Price ($/Mcf)	$2.97	$2.84	$2.79

Collars (MMcf)	—	11,890	—
Floor ($/Mcf)	—	$2.55	—
Ceiling ($/Mcf)	—	$3.19	—

NGL Swaps (MBbl)
Ethane	—	—	—
Propane	195	—	—
Iso Butane	30	—	—
Butane	75	—	—
Natural Gasoline	90	—	—
Total NGLs	390	—	—

NGL Swap Prices ($/Gal)
Ethane	—	—	—
Propane	$0.574	—	—
Iso Butane	$0.718	—	—
Butane	$0.691	—	—
Natural Gasoline	$1.053	—	—

Conference Call Details

Jones Energy will host a conference call for investors and analysts to discuss the quarter and provide a Company update on Thursday, November 1, 2018 at 10:30 a.m. ET (9:30 a.m. CT).  The conference call can be accessed via webcast through the Investor Relations section of Jones Energy’s website, www.jonesenergy.com, or by dialing (833) 231-8272 (for domestic U.S.) or (647) 689-4117 (International) and entering conference code 9194999.  If you are not able to participate in the conference call, the webcast replay and a downloadable audio file will be available shortly following the call through the Investor Relations section of the Company’s website, www.jonesenergy.com.

About Jones Energy

Jones Energy, Inc. is an independent oil and natural gas company engaged in the exploration and development of oil and natural gas properties in the Anadarko basin of Oklahoma and Texas. Additional information about Jones Energy may be found on the Company’s website at: www.jonesenergy.com.

Investor Contact:

Page Portas

512-493-4834

Investor Relations Associate

ir@jonesenergy.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, updated guidance regarding the Company’s plans for the fourth quarter of 2018, our expectations regarding our liability management and strategic alternative efforts, our ability to complete our Merge HBP program during 2018, well performance, and projections regarding total production, average daily production, percentage liquids, operating expenses, production and ad valorem taxes as a percentage of revenue, cash G&A expenses.  These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current economic and market conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  These include, but are not limited to, changes in oil and natural gas prices, actual well performance, weather and environmental conditions, our ability to comply with the covenants in our debt agreements, the timing and amount of planned capital expenditures, availability of funding for planned capital expenditures, availability and method of funding of acquisitions and divestitures, or the ability to integrate any acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Jones Energy, Inc.

Consolidated Statement of Operations (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands of dollars except per share data)	2018	2017	2018	2017
Operating revenues
Oil and gas sales	$59,910	$43,636	$182,796	$132,427
Other revenues	(184)	566	(326)	1,634
Total operating revenues	59,726	44,202	182,470	134,061
Operating costs and expenses
Lease operating	11,149	9,458	32,970	27,689
Production and ad valorem taxes	2,950	2,757	8,985	4,641
Transportation and processing costs	914	—	2,505	—
Exploration	2,174	1,969	7,001	11,638
Depletion, depreciation and amortization	39,810	46,353	125,980	127,343
Impairment of oil and gas properties	—	—	—	148,016
Accretion of ARO liability	269	253	784	720
General and administrative	8,737	7,819	24,203	24,493
Total operating expenses	66,003	68,609	202,428	344,540
Operating income (loss)	(6,277)	(24,407)	(19,958)	(210,479)
Other income (expense)
Interest expense	(22,197)	(12,817)	(67,114)	(38,381)
Net gain (loss) on commodity derivatives	(12,886)	(32,539)	(52,053)	11,308
Other income (expense)	(12,525)	(13,692)	979	14,389
Other income (expense), net	(47,608)	(59,048)	(118,188)	(12,684)
Income (loss) before income tax	(53,885)	(83,455)	(138,146)	(223,163)
Income tax provision (benefit)	(18,530)	(492)	(26,940)	(2,707)
Net income (loss)	(35,355)	(82,963)	(111,206)	(220,456)
Net income (loss) attributable to non-controlling interests	(2,264)	(18,157)	(11,239)	(72,047)
Net income (loss) attributable to controlling interests	$(33,091)	$(64,806)	$(99,967)	$(148,409)
Dividends and accretion on preferred stock	(1,958)	(1,966)	(5,889)	(5,959)
Net income (loss) attributable to common shareholders	$(35,049)	$(66,772)	$(105,856)	$(154,368)

Earnings (loss) per share:
Basic - Net income (loss) attributable to common shareholders	$(7.16)	$(18.27)	$(22.48)	$(46.07)
Diluted - Net income (loss) attributable to common shareholders	$(7.16)	$(18.27)	$(22.48)	$(46.07)

Weighted average Class A shares outstanding:
Basic	4,897	3,654	4,708	3,351
Diluted	4,897	3,654	4,708	3,351

Jones Energy, Inc.

Consolidated Balance Sheet (Unaudited)

	September 30,	December 31,
(in thousands of dollars)	2018	2017
Assets
Current assets
Cash and cash equivalents	$93,676	$19,472
Accounts receivable, net
Oil and gas sales	38,605	34,492
Joint interest owners	29,025	31,651
Other	964	1,236
Commodity derivative assets	581	3,474
Other current assets	9,032	14,376
Total current assets	171,883	104,701
Oil and gas properties, net, under the successful efforts method	1,613,972	1,597,040
Other property, plant and equipment, net	2,030	2,719
Commodity derivative assets	1,257	172
Other assets	769	5,431
Total assets	$1,789,911	$1,710,063
Liabilities and Stockholders’ Equity
Current liabilities
Trade accounts payable	$35,750	$72,663
Oil and gas sales payable	36,904	31,462
Accrued liabilities	37,982	21,604
Commodity derivative liabilities	41,930	36,709
Other current liabilities	3,674	4,049
Total current liabilities	156,240	166,487
Long-term debt	980,373	759,316
Deferred revenue	4,274	5,457
Commodity derivative liabilities	16,219	8,788
Asset retirement obligations	20,347	19,652
Liability under tax receivable agreement	58,681	59,596
Other liabilities	985	811
Deferred tax liabilities	10,078	14,281
Total liabilities	1,247,197	1,034,388
Commitments and contingencies
Mezzanine equity
Series A preferred stock, $0.001 par value; 1,837,195 shares issued and outstanding at September 30, 2018 and 1,839,995 shares issued and outstanding at December 31, 2017	93,453	89,539
Stockholders’ equity
Class A common stock, $0.001 par value; 4,903,116 shares issued and 4,901,986 shares outstanding at September 30, 2018 and 4,506,992 shares issued and 4,505,861 shares outstanding at December 31, 2017	5	5
Class B common stock, $0.001 par value; 241,251 shares issued and outstanding at September 30, 2018 and 481,391 shares issued and outstanding at December 31, 2017	—	—
Treasury stock, at cost: 1,130 shares at September 30, 2018 and December 31, 2017	(358)	(358)
Additional paid-in-capital	640,286	606,414
Retained (deficit) / earnings	(242,130)	(136,274)
Stockholders’ equity	397,803	469,787
Non-controlling interest	51,458	116,349
Total stockholders’ equity	449,261	586,136
Total liabilities and stockholders’ equity	$1,789,911	$1,710,063

Jones Energy, Inc.

Selected Financial and Operating Statistics

The following table sets forth summary data regarding revenues, production volumes, average prices and average production costs associated with our sale of oil and natural gas for the periods indicated:

	Three Months Ended September 30,
(in thousands of dollars except for production, sales price and average cost data)	2018	2017	Change
Revenues:
Oil and gas sales	$59,910	$43,636	$16,274
Other revenues	(184)	566	(750)
Current period settlements of matured derivative contracts	(16,116)	21,892	(38,008)
Total operating revenues	$43,610	$66,094	$(22,484)

Net production volumes:
Oil (MBbls)	514	481	33
Natural gas (MMcf)	5,209	5,171	38
NGLs (MBbls)	619	627	(8)
Total (MBoe)	2,001	1,970	31
Average net (Boe/d)	21,750	21,413	337
Average sales price, unhedged:
Oil (per Bbl), unhedged	$68.75	$44.84	$23.91
Natural gas (per Mcf), unhedged	1.49	1.82	(0.33)
NGLs (per Bbl), unhedged	27.15	20.17	6.98
Combined (per Boe), unhedged	29.94	22.15	7.79
Average sales price, hedged:
Oil (per Bbl), hedged	$43.35	$79.50	$(36.15)
Natural gas (per Mcf), hedged	1.63	3.62	(1.99)
NGLs (per Bbl), hedged	21.07	13.63	7.44
Combined (per Boe), hedged	21.89	33.26	(11.37)
Average costs (per BOE):
Lease operating	$5.57	$4.80	$0.77
Production and ad valorem taxes	1.47	1.40	0.07
Depletion, depreciation and amortization	19.90	23.53	(3.63)
General and administrative	4.37	3.97	0.40

Jones Energy, Inc.

Consolidated Statement of Cash Flow Data (Unaudited)

	Nine months ended September 30,
(in thousands of dollars)	2018	2017
Cash flows from operating activities
Net income (loss)	$(111,206)	$(220,456)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depletion, depreciation, and amortization	125,980	127,343
Exploration (dry hole and lease abandonment)	3,079	8,680
Impairment of oil and gas properties	—	148,016
Accretion of ARO liability	784	720
Amortization of debt issuance costs	8,964	2,930
Stock compensation expense	1,511	5,702
Deferred and other non-cash compensation expense	88	335
Amortization of deferred revenue	(1,182)	(1,417)
(Gain) loss on commodity derivatives	52,053	(11,308)
(Gain) loss on sales of assets	(9,867)	131
Deferred income tax provision	(26,940)	80
Change in liability under tax receivable agreement	(986)	(15,831)
Other - net	379	1,892
Changes in operating assets and liabilities
Accounts receivable	(1,933)	(15,070)
Other assets	5,615	(8,238)
Accrued interest expense	4,993	2,028
Accounts payable and accrued liabilities	(6,331)	15,888
Net cash provided by operations	45,001	41,425
Cash flows from investing activities
Additions to oil and gas properties	(153,813)	(179,152)
Net adjustments to purchase price of properties acquired	—	2,391
Proceeds from sales of assets	10,052	60,422
Acquisition of other property, plant and equipment	(92)	(603)
Current period settlements of matured derivative contracts	(42,652)	69,412
Net cash used in investing	(186,505)	(47,530)
Cash flows from financing activities
Proceeds from issuance of long-term debt	20,000	102,000
Repayment of long-term debt	(231,000)	(129,000)
Proceeds from senior notes	438,867	—
Payment of debt issuance costs	(11,702)	—
Payment of cash dividends on preferred stock	—	(3,367)
Net distributions paid to JEH unitholders	—	(562)
Net payments for share based compensation	(457)	(462)
Proceeds from sale of common stock	—	8,332
Net cash provided by / (used in) financing	215,708	(23,059)
Net increase (decrease) in cash and cash equivalents	74,204	(29,164)
Cash and cash equivalents
Beginning of period	19,472	34,642
End of period	$93,676	$5,478
Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest	$54,633	$33,736
Change in accrued additions to oil and gas properties	(9,134)	7,982
Asset retirement obligations incurred, including changes in estimate	397	437

Jones Energy, Inc.

Non-GAAP Financial Measures and Reconciliations

EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies.

We define EBITDAX as earnings before interest expense, income taxes, depreciation, depletion and amortization, exploration expense, gains and losses from derivatives less the current period settlements of matured derivative contracts, and the other items described below.  EBITDAX is not a measure of net income as determined by United States generally accepted accounting principles, or GAAP.  Management believes EBITDAX is useful because it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure.  We exclude the items listed above from net income in arriving at EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  EBITDAX has limitations as an analytical tool and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our liquidity. Certain items excluded from EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets.  Our presentation of EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items and should not be viewed as a substitute for GAAP.  Our computations of EBITDAX may not be comparable to other similarly titled measures of other companies.

The following table sets forth a reconciliation of net income (loss) as determined in accordance with GAAP to EBITDAX for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars)	2018	2017	2018	2017
Reconciliation of net income to EBITDAX
Net income (loss)	$(35,355)	$(82,963)	$(111,206)	$(220,456)
Interest expense	22,197	12,817	67,114	38,381
Exploration expense	2,174	1,969	7,001	11,638
Income taxes	(18,530)	(492)	(26,940)	(2,707)
Depreciation and depletion	39,810	46,353	125,980	127,343
Impairment of oil and natural gas properties	—	—	—	148,016
Accretion of ARO liability	269	253	784	720
Change in TRA liability	8,095	12,435	(986)	(15,831)
Other non-cash charges	3	585	379	1,892
Stock compensation expense	537	1,966	1,511	5,702
Deferred and other non-cash compensation expense	4	155	88	335
Net (gain) loss on derivative contracts	12,886	32,539	52,053	(11,308)
Current period settlements of matured derivative contracts	(16,116)	21,892	(37,593)	66,145
Amortization of deferred revenue	(400)	(475)	(1,182)	(1,417)
(Gain) loss on sale of assets	4,436	12	(185)	131
Financing expenses and other loan fees	24	24	83	72
EBITDAX	$20,034	$47,070	$76,901	$148,656

Jones Energy, Inc.

Non-GAAP Financial Measures and Reconciliations

Adjusted net income (loss) is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements.  We define adjusted net income (loss) as net income excluding the impact of certain non-cash items including gains or losses on commodity derivative instruments not yet settled, impairment of oil and gas properties, non-cash compensation expense, and the other items described below.  We believe adjusted net income (loss) and adjusted earnings (loss) per share are useful to investors because they provide readers with a more meaningful measure of our profitability before recording certain items for which the timing or amount cannot be reasonably determined.  However, these measures are provided in addition to, not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP.  The following table provides a reconciliation of net income (loss) as determined in accordance with GAAP to adjusted net income (loss) for the periods indicated:

	Three Months Ended September 30,
(in thousands except per share data)	2018	2017
Net income (loss)	$(35,355)	$(82,963)
Net (gain) loss on derivative contracts	12,886	32,539
Current period settlements of matured derivative contracts	(16,116)	21,892
Impairment of oil and gas properties	—	—
Exploration	2,174	1,969
Non-cash stock compensation expense	537	1,966
Deferred and other non-cash compensation expense	4	155
Financing expenses	41	—
Tax impact of adjusting items	84	(15,543)
Change in TRA liability	8,095	12,435
Change in valuation allowance	(5,842)	16,616
Adjusted net income (loss)	(33,492)	(10,934)
Adjusted net income (loss) attributable to non-controlling interests	(2,284)	(3,665)
Adjusted net income (loss) attributable to controlling interests	(31,208)	(7,269)
Dividends and accretion on preferred stock	(1,958)	(1,966)
Adjusted net income (loss) attributable to common shareholders	$(33,166)	$(9,235)

Weighted average Class A shares outstanding:
Basic	4,897	3,654
Diluted	4,897	3,654

Adjusted earnings per share (basic and diluted)	$(6.77)	$(2.53)

Jones Energy, Inc.

Non-GAAP Financial Measures and Reconciliations

Adjusted earnings (loss) per share is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements.  We define adjusted earnings (loss) per share as earnings (loss) per share plus that portion of the components of adjusted net income (loss) allocated to the controlling interests divided by weighted average shares outstanding.  We believe adjusted earnings (loss) per share is useful to investors because it provides readers with a more meaningful measure of our profitability before recording certain items for which the timing or amount cannot be reasonably determined.  However, these measures are provided in addition to, not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP.  The following table provides a reconciliation of earnings (loss) per share to adjusted earnings (loss) per share for the period indicated:

	Three Months Ended September 30,
(in thousands except per share data)	2018	2017

Earnings per share (basic and diluted):	$(7.16)	$(18.27)
Net (gain) loss on derivative contracts	2.51	6.69
Current period settlements of matured derivative contracts	(3.13)	4.50
Impairment of oil and gas properties	—	—
Exploration	0.42	0.40
Non-cash stock compensation expense	0.10	0.40
Deferred and other non-cash compensation expense	—	0.03
Financing expenses	0.01	—
Tax impact of adjusting items	0.02	(4.23)
Change in TRA liability	1.65	3.40
Change in valuation allowance	(1.19)	4.55
Adjusted earnings per share (basic and diluted)	$(6.77)	$(2.53)

Weighted average Class A shares outstanding:
Basic	4,897	3,654
Diluted	4,897	3,654
Effective tax rate on net income (loss) attributable to controlling interests	21.2%	37.9%